Exhibit 99.1.3.5

CERTIFICATE OF FORMATION

OF

THE GMS GROUP, L.L.C.

This Certificate of Formation of The GMS Group, L.L.C. (the “Company”), dated as of March 5, 1997, is being duly executed and filed by Harriet J. Whiting, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. §18-101, et seq.).

FIRST. The name of the limited liability company formed is The GMS Group, L.L.C.

SECOND. The address of the registered office of the Company in the State of Delaware is the Corporation Trust Center, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801.

THIRD. The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Harriet J. Whiting

Harriet J. Whiting

Authorized Person

    STATE OF DELAWARE

   SECRETARY OF STATE

DIVISION OF CORPORATIONS

  FILED 12:30 PM 03/05/1997

     971072373 – 2725045